SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008 (January 16, 2008)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The disclosure contained in “Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 16, 2008, MBIA Insurance Corporation (“MBIA”), a wholly-owned subsidiary of MBIA Inc. (the “Company”), issued $1.0 billion principal amount of Surplus Notes due January 15, 2033 (the “Notes”) with an initial interest rate of 14 percent until January 15, 2013 and thereafter at an interest rate of three-month LIBOR plus 11.26 percent. The Notes were issued pursuant to the Fiscal Agency Agreement, dated January 16, 2008 (the “Fiscal Agency Agreement’), entered into between MBIA and The Bank of New York (“BONY”), as fiscal agent (the “Fiscal Agent”), in an offering exempt from the registration requirements of the Securities Act of 1933, as amended.

The Notes are subordinate in right of payment to all existing and future debt issued, incurred or guaranteed by MBIA, all existing and future claims of policyholders and beneficiaries and all other creditor claims which have priority over claims with respect to the Notes under New York insurance law, other than any future surplus notes or similar obligations. Each payment of interest on or principal of the Notes (including upon redemption) may be made only with the prior approval of the New York Superintendent of Insurance and only out of surplus funds available for such payments under the New York Insurance Law.

MBIA has the option to redeem the Notes in whole or in part on January 15, 2013 and the interest payment date occurring in January of each fifth succeeding year thereafter at a redemption price equal to the principal amount of the Notes to be redeemed together with any accrued and unpaid interest to the redemption date, and on any other date at a “make-whole” redemption price set forth in the Notes.

The Notes do not include any restrictive covenants.

In the event of MBIA’s rehabilitation, liquidation, conservation or dissolution, the Notes will immediately mature in full without any action on the part of the fiscal agent or any holder of the Notes, with payment thereon being subject to the satisfaction of the conditions to payment described herein.

In no event shall the Fiscal Agent or any holder of the Notes be entitled to declare the Notes immediately mature or otherwise immediately payable.

The Bank of New York has from time to time engaged in, and will continue to engage in, banking and other commercial dealings in the ordinary course of business with MBIA and its affiliates. The Bank of New York has received, and will continue to receive, customary remunerations with respect to these transactions.

Item 7.01. Regulation FD Disclosure

The Company is providing the “Frequently Asked Question” disclosure set forth in Exhibit 99.1 and is posting the disclosure to its website, www.MBIA.com. In addition, the Company issued a press release on January 16, 2008. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01. Other Events

The following information is being filed pursuant to Item 8.01—Other Events of Form 8-K.

On January 16, 2008, the Company announced that MBIA successfully closed the previously announced private offering of $1.0 billion Notes referred to in Item 2.03 above, which MBIA issued as part of its comprehensive plan to strengthen its capital. In connection with the completion the Notes offering, Fitch Ratings announced on January 16, 2008 that it has reaffirmed MBIA’s Triple-A ratings with a “Stable Rating Outlook.” Fitch Ratings noted in its announcement that it “believes that from an industry-wide perspective, financial guarantors such as MBIA are facing heightened challenges and uncertainties with respect to ultimate subprime-related losses, their competitive positioning, as well as the critical demand and pricing for their products, including municipal bond insurance policies”, and that it “will continue to monitor how the landscape for bond insurance evolves over the coming months, and if negative fundamental trends appear to be enduring, Fitch will reconsider its Rating Outlook on MBIA specifically or financial guarantors in general.”

Item 9.01. Financial Statements and Exhibits

4.01	Fiscal Agency Agreement dated January 16, 2008 between MBIA Insurance Corporation and The Bank of New York.
4.02	Form of 14% Fixed-to-Floating Rate Global Note due January 15, 2033.
99.1	Frequently Asked Question.
99.2	Press Release issued by MBIA Inc. dated January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: January 17, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 17, 2008

Exhibit 4.01	Fiscal Agency Agreement dated January 16, 2008 between MBIA Insurance Corporation and The Bank of New York.
Exhibit 4.02	Form of 14% Fixed-to-Floating Rate Global Note due January 15, 2033.
Exhibit 99.1	Frequently Asked Question.
Exhibit 99.2	Press Release issued by MBIA Inc. dated January 16, 2008.